Exhibit 10.2

CFO CONSUL TING AGREEMENT dated as of March 11, 2021 (this “Agreement “), between Omnia Wellness (the “Company”), and Dr. Andrew Trumbach ( the “Consultant” ) .

WHEREAS, as the Board of Directors of the Company desires to engage Consultant to provide consulting services, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such consulting services upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Independent Consultant. The Company, through the action of its Board of Directors (the “Board”), hereby engages the Consultant, and the Consultant will serve the Company, as a consultant. During the term of this Agreement, the Consultant will serve as the non-employee chief financial officer (“CFO”) of the Company on a part-time basis. The Company confirms that the Consultant has been duly elected as the CFO of the Company and will remain as an executive officer of the Company during the term of this Agreement.

2.	Duties, Terms and Compensation. The Consultant’s duties, term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit A, which may be amended in writing from time to time by the Consultant and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.	Expenses. During the term of this agreement, the Consultant shall bill and the Company shall reimburse the Consultant for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder.

4.	Confidentiality. The Consultant acknowledges that during the engagement he will have access to and became acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and products process, methods, customer lists, accounts and procedures. The Consultant agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control.

5.	Conflicts of Interest; Non-hire Provision. The Consultant represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Consultant and any third party. Further, the Consultant, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade sacred in which he does not have a proprietary interest. During the term of this agreement, the Consultant shall devote as much of his productive time, energy, and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Consultant is expressly free to perform services for other parties while performing services for the Company.

6.	Indemnification and D&O Insurance: The Company agrees to defend, indemnify (including, without limitation, by providing for the advancement of expenses and reasonable attorney’s fees) and hold harmless the Consultant for any and all acts taken or omitted to be taken by the Consultant hereunder (except for bad faith, gross negligence or willful misconduct) as if the Consultant was an officer of the Company as provided in the charter and bylaws of the Company in accordance with the same terms, conditions, limitations, standards, duties, rights, and obligations as an officer. The provisions of this Section shall survive any termination of this Agreement. In addition, until the (5) year anniversary of the termination or expiration of this Agreement, The Company shall maintain in effect liability insurance coverage for the Consultant (as an insured person) with respect to his service under this Agreement, on the same or more favorable terms and conditions (from the perspective of the Consultant) as under the liability insurance policies of the Company in effect as of the date of this Agreement.

7.	Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

8.	Termination. The Company may terminate this Agreement at any time by 30 days’ written notice to the Consultant.

9.	Independent Consultant. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent Consultant in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

10.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

11.	Choice of Law. The laws of the state of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

12.	Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in Fort Lauderdale, Florida in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

13.	Headings. Section headings are not to be considered a pert of this Agreement and are not intended to be a full and accurate description of the content hereof.

14.	Waiver. Waiver by one [party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

15.	Assignment. The Consultant shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

16.	Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Consultant:	Andrew Trumbach
4405 Peters Road
Plantation, Fl 33317
andrew@trumbach.com
If to the Company:	Omnia Wellness
Attn: Steve Howe
showe@solajet.com

Any party hereto may change its address for purposes of this paragraph by written notice given in manner provided above.

17.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless is writing signed by the parties hereto.

18.	Entire Understanding. This document and any exhibit attached constitute to entire understanding and agreement of the parties and any and all prior agreements, understandings, and representations, are hereby terminated and canceled in their entirety and are of no further force and effect.

19.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the reminder of this Agreement shall nevertheless remain in full force and effect.

IN WHITNESS WHEROF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Andrew Trumbach
By:	/s/ Andrew Trumbach	Date:

/s/ Steve Howe		Date:
Steve Howe
Director
Omnia Wellness

SCHEDULE A

DUTIES: The Consultant will perform all duties typically required of a Chief Financial Officer, including, but not limited to accounting oversight, preparation of quarterly and annual financial statements to be filed with the SEC, filings required on Forms 8-K and such other filings as may be required and coordination with the Company’s independent public accountants and attorneys with respect to quarterly reviews and annual audits.

He will report directly to the President and CEO and to any other party designated by Steve Howe in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Consultant.

TERM: This engagement shall commence upon execution of this Agreement and shall continue in full force and effect for a period of one year. The agreement may only be extended thereafter by mutual agreement, unless terminated ear1ier by operation of and in accordance with this Agreement.

COMPENSATION: As compensation for the services rendered pursuant to this Agreement, Company shall pay Consultant an initial $2000 per month effective at the start of the agreement. This amount will be reviewed in 30 days and adjusted based on the amount of back work or other projects that may have to be completed outside the normal scope contemplated by this agreement.